Exhibit 10.9
PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (as defined below), by and between RCI Holdings, Inc. a Texas corporation, with offices at 10737 Cutten Road, Houston, Harris County, Texas 77066, (“Buyer”), and DUNCAN BURCH, an individual, at 1418 Dudley Dr., Carrollton, Dallas County, Texas 75007, (“Seller”).
RECITALS
A.    Seller owns the following real property:
(a) 3601 Highway 157, Ft. Worth, Tarrant County, Texas 75236, more particularly described in Exhibit “A”;
(b) 2711 Majesty Arlington, Tarrant County, Texas 76011, more particularly described in Exhibit “B”;
(c) 6440 Southwest Freeway, Houston Harris County, Texas 77074, more particularly described in Exhibit “C;
(d) 10723 Composite Drive, Dallas, Dallas County, Texas 77220 and more particularly described in Exhibit “D”; and
(e) 10250 Shady Trail, Dallas, Dallas County, Texas 77220, more particularly described in Exhibit “E”.
(all the foregoing referenced herein as the “Land”);
B.    Seller and Buyer have agreed to the purchase and sale of the Land and such other items that constitute the “Property” (hereafter defined) pursuant to this Agreement.
AGREEMENT
In consideration of the foregoing, the terms, covenants, conditions, and agreements contained herein, and other good and valuable consideration, Seller and Buyer agree as follows:
1.Purchase and Sale. Buyer will purchase from Seller, and Seller will sell to Buyer, free and clear of all debts, liens, and encumbrances, all of the following property, AS IS, (collectively, the “Property”):
(A)The Land and all right, title and interest of Seller in and to all related rights and appurtenances, including all right, title and interest of Seller, if any, in and to (i) any Land lying in the bed of any street, road, highway or alley (whether opened or proposed) adjoining the Land, (ii) any easements, rights, privileges and appurtenances relating or benefiting the Land, and (iii) any strips and gores adjoining the Land;
(B)All buildings, improvements and fixtures located on or attached to the Land, which are owned by Seller and all third-party warranties or guaranties, if transferable, related to same (herein collectively, the "Improvements");
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(C)All permits, governmental approvals, utility rights, development rights and similar rights related to the Land, whether granted by governmental authorities or private persons excluding permits and licenses issued to Seller’s Existing Tenants which will become void upon Closing with Buyer’s termination of all current and to be assigned Leases with each respective current tenant upon Closing;
(D)All of the right, title and interest of Seller, if any, in and to any soil reports, engineering reports, plans and specifications, architectural or engineering drawings, site plans, layouts for surface and underground utilities, sewer and storm drains and landscaping, licenses, permits or other rights granted by governmental authorities, immunities, privileges, consents, grants, warranties, disposal agreements, servicing contracts, maintenance agreements, supply agreements, storage agreements, utility agreements, and all other agreements owned, used, or held for use by Seller relating to the use, ownership and operation of the Land and the Improvements (herein collectively, the "Business Arrangements");
(E)All of the right, title and interest of Seller in and to any prepayments and deposits of any kind heretofore made by Seller for utility services applicable to the Land and the Improvements (herein collectively, the "Deposits"), if any;
(F)All non-removable and attached tangible personal property, fixtures and equipment owned by Seller, if any, as currently located upon or used in connection with the Land (herein "Fixtures"):
(G)All of the right, title and interest of Seller in and to any lease, excluding overdue payments, prepayments and deposits of every kind heretofore made by any tenant thereunder (which deposits and prepayments shall belong to Seller) (herein collectively, the "Leases"); and
(H)For 6440 Southwest Freeway, Houston Harris County, Texas only, the equipment and furniture therein.
All of the above-referenced property described in subparagraphs (A) through (H) is hereinafter collectively referred to as the "Property").
2.Purchase Price. The total purchase price to be paid by Buyer for the Property (the “Purchase Price”) shall be Forty-One Million and No/100 Dollars ($41,000,000.00). The Purchase Price, less reduction for such credits, prorations and adjustments as are provided for herein shall be payable on the Closing Date (hereafter defined) as follows: (a) Twenty Million Dollars ($20,000,000.00) in Cash, (b) the issuance of 200,000 shares of restricted common stock, par value $0.01 of RCI Hospitality Holdings, Inc., and (c) the delivery of a Note by Buyer to Seller made payable in favor of Seller in the amount of Five Million Dollars ($5,000, 000.00), said Note to be secured by (i) a Vendor’s Lien retained by Seller and (ii) a Deed of Trust with Assignments of Rents secured by all sold Property with an obligation for all future tenants of the Property to subordinate their Lease to the Seller’s Lien and recognize Seller’s right to terminate any such Tenant’s Lease without any Tenant recourse against the Property or Seller or his successors or assigns).
The Purchase Price shall be allocated to the sale of each site of the Property as set forth in Exhibit “J”
As additional consideration, Seller is granted a 10-year Lease for One Dollar per year to lease the current office space located at 10723 Composite Drive, Dallas, Dallas County, Texas 75220 (the middle section currently occupied by Burch Management Company, Inc.). Seller may sublease said space to any entity that Seller is affiliated with without the Buyer’ s consent.
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As additional consideration, Seller is granted a 10-year Lease for One Dollar per year to lease the current space located in each of the Properties being sold hereunder currently used as a clothing boutique (or in Houston one space as a hair salon and one space as a boutique). Seller may sublease said space to any entity that Seller is affiliated without the Buyer’ s consent.
3.Earnest Money and Independent Consideration. Within five (5) business days after the Effective Date, Buyer shall deposit with the Title Company (hereafter defined) the sum of Seventy-Five Thousand and No/100 Dollars ($75,000.00), $100.00 of which will serve as independent consideration for this Agreement and Buyer’s termination rights contained herein. In the event Buyer terminates this Agreement, the earnest money will be refunded to Buyer, less $100.00 that Seller will retain as independent consideration. The $75,000.00 shall be deposited as earnest money (such remainder together with any interest earned thereon, the “Earnest Money”). All Earnest Money will be applied as a credit against the Purchase Price if the Closing occurs.
4.Closing Date.
(A)The purchase of the Property will be completed through Title Partners, 5501 LBJ Freeway, Suite 200, Dallas, Texas 75240, Escrow Agent William M. Woodall, Contact Debby Moore (Phone No. 214-987-6780, email:debby.moore@titlepartnersllc.com) (the “Title Company”). The closing of this transaction (the “Closing”) contemplated by this Agreement shall take place as soon as practicable and when agreed upon by the parties, but in no event until the satisfaction or waiver of the conditions set forth in herein (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to satisfaction or waiver of those conditions), or on such other date as the Parties may mutually agree in writing (the “Closing Date”). “
(B)On or prior to the Closing Date, Seller will deposit with the Title Company the following items (collectively the “Closing Documents”):
(1)a fully ready for execution special warranty deed on each Property in form of Exhibit “F” attached (the “Deed”), duly executed and acknowledged by Seller, conveying the Property to Buyer AS IS subject only to the Permitted Exceptions (as defined herein) in accordance with this Agreement;
(2)such documents as the Title Company and Buyer may require to establish the authority of Seller to complete the sale of the Property as well as an Affidavit of Debts, Liens and Parties in Possession in such form as the Title Company may reasonably require for issuance of the Title Policy (as defined herein) in the required form with no exceptions for rights of any parties in possession of the Property and without exception for any liens;
(3)an affidavit, dated as of the Closing Date and executed by Seller under penalty of perjury, stating that Seller is not a person with respect to whom withholding is required under Section 1445 of the Internal Revenue Code;
(4)a certificate dated as of the Closing Date and executed by Seller, either stating that the representations and warranties made by Seller in this Agreement are correct and complete on the date of the certificate as if made again on the Closing Date or advising Buyer, with particulars, why such statement cannot be made;
(5)A Blanket Conveyance, Bill of Sale and Assignment for the Fixtures in the form attached as Exhibit “G”;
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(6)A Termination Agreement of any and all Leases of the Premises with Seller’s tenants in the form attached hereto as Exhibit “H” with the understanding that Seller will terminate said Leases contemporaneously with Closing;
(7)Documentation to the satisfaction of Buyer’s attorney and the Title Company that no debts, liens, or encumbrances exist against the Land or Property including UCC Search Results indicating no liens exist or any liens bonded around to the satisfaction of the Title Company and Buyer; and
(8)An affidavit from the President of Buyer with attached Corporate Minutes or a Corporate Resolution in form acceptable to the Seller and the Title Company, that both provide that the purchase of the Property to Buyer has been approved by the Buyer’s Board of Directors and the President is executing the Deed and other required documents necessary to Close as President with the full authority from the Buyer to so execute said Deed and other documents necessary to Close on the sale.
(C)On the Closing Date, Buyer will deposit with the Title Company:
(1) All cash funds required in Section 2 Purchase Price hereinabove net of credit for the Earnest Money, if any, and prorations and other items charged or credited to Buyer in accordance with this Agreement;
(2) the Note, Deed of Trust, Guaranty, or other documents referenced herein to be executed by Buyer including as set forth in Section 2 Purchase Price hereinabove
Documents and funds deposited in escrow under this Section 4 will be returned to the person who deposited them if the Seller or Buyer terminates its obligation to complete the transfer of the Property under circumstances allowed by this Agreement subsequent to the time when the deposit is made.
(D)On the Closing Date the Title Company will take the following actions:
(1)Deliver the Deed for each Property for recording, with instructions to deliver the Deed to Buyer after recording.
(2)Deliver to Buyer for each Property (i) the Title Policy (hereafter defined) or an irrevocable commitment to issue the Title Policy to Buyer within a reasonable time after Closing, and (ii) the Closing Documents (other than the Deed).
(3)Pay to Seller the Purchase Price, net of prorations and other items (including amount required to pay-off monetary liens, if any) charged or credited to Seller in accordance with this Agreement and deliver to Buyer the executed Note, Deed of Trust, Guaranty or other documents referenced herein to be executed and provided to Seller, including in Section 2 Purchase Price hereinabove.
(E)Simultaneously with the Closing, Seller will deliver to Buyer, outside of the Closing, and if not previously delivered, originals or, if originals are not in Seller's possession, copies of all documents evidencing permits, licenses, approvals, utility rights, development rights and similar rights related to the Property, if any, that are to be transferred to Buyer, Additionally, simultaneously with the Closing, Seller will deliver to Buyer, all other items and information in the possession or control of Seller or its legal representatives required for Buyer to have full use and enjoyment of the Property.
5.Deliveries; Inspection Period.
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(A)Seller will deliver to Buyer, within seven (7) business days after the Effective Date, the following:
(1)a true, correct, and complete copy all applicable permits and other related governmental approvals related to the Land that are in the possession of Seller or its legal representatives, save and except those permits and licenses issued to Seller’s Existing Tenants; and
(2)tax statements showing real property taxes for the Property for the year 2022 and 2023 (if in existence).
Buyer understands, acknowledge, and agrees that the materials made available to Buyer or Seller pursuant to this Agreement are provided without representation or warranty as to the accuracy or completeness thereof or the sufficiency for the purposes for which Buyer uses such materials except as specifically otherwise provided in this Agreement.
(B)Within seven (7) business days after the Effective Date, Seller at Buyer’s expense will cause Title Company to issue a commitment for the Title Policy (the “Title Commitment”) together with all documents referenced as exception or possible exceptions to coverage. Failure of the Title Company to issue the Title Commitment in such time period shall NOT constitute a default by Seller under this Agreement.
(C)Buyer may make inquiries to third parties, including, without limitation, the Lessee, contractors, and municipal, local, and other governmental officials and representatives, and Seller consents to such inquiries. Seller also agrees that Buyer may conduct a Phase 1 and Phase 2 Environmental Investigation upon the Property. Buyer and its representatives, consultants and contractors may make inspections and tests regarding the Property as Buyer deems desirable upon reasonable prior notice to Seller. Damages to the Property resulting from any inspection or testing conducted by or at the direction of Buyer will be repaired by Buyer so that the Property is restored as nearly as possible to its original condition. Buyer will indemnify, defend and hold harmless Seller against any claim arising out of activities conducted on the Property by Buyer and its representatives, consultants and contractors and related loss, damage, liability, obligation, suit, cause of action, judgment, settlement, penalty, fine or cost or expense (including reasonable fees and disbursements of attorneys and other professionals and court costs) to the extent caused directly and proximately by the Buyer and its representatives, consultants and contractors, unless the claim results from the negligence, gross negligence or willful misconduct of Seller, or a pre-existing condition of or at the Property.
(D)Buyer, at Buyer’s sole cost and expense, will use reasonable efforts to obtain, prior to the Closing Date, a TLTA or ALTA survey of the Property, prepared by a registered land surveyor, and containing a surveyor's certificate addressed to Buyer (or its designees) and the Title Company in such form as is reasonably acceptable to such parties (the “Survey”). Upon approval of the Survey by Buyer, which shall not be unreasonably withheld, if the Property is not already a platted lot, the metes and bounds description of the Land reflected in the Survey shall be used in conjunction with the legal description of the Land described on Exhibits “A”-“E” to this Agreement in the Deed and any other documents requiring a legal description of the Land.
(E)Buyer may terminate its obligation to complete the transaction described in this Agreement at any time during the period beginning on the Effective Date and ending at 5:00 p.m., Dallas, Texas time, on the Closing Date (the “Feasibility Period”), if Buyer determines, in Buyer's sole and absolute discretion, that the Property is not suitable for Buyer's purposes. Buyer may exercise its right under this Section 5(E) by delivering written notice to
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Seller or the Title Company at any time during the Feasibility Period. If Buyer terminates its obligation to complete the transaction pursuant to this Section 5(E), Buyer will have no further obligation to Seller hereunder and the Earnest Money shall be returned to Buyer. If Buyer has not delivered written notice pursuant to this Section 5(E) to Seller by the end of the Feasibility Period, Buyer shall be deemed to have waived its right to terminate its obligation to complete the transaction pursuant to this Section 5(E).
(F)Buyer, at Buyer’s sole cost and expense, may conduct a UCC Search on the Land and Property.
6.Title and Title Insurance.
(A)Seller will convey (i) good and indefeasible fee simple title to the Land AS IS, subject only to the Permitted Exceptions and (ii) good title to all other Property through the deed attached hereto as Exhibit “F”. As used in this Agreement, “Permitted Exceptions” means, collectively, (a) the lien of all ad valorem real estate taxes and assessments for the year in which the Closing occurs and subsequent years not yet due and payable as of the Closing Date, subject to adjustment as herein provided; and (b) items appearing of record or shown on the Survey and, in either case, not objected to by Buyer or waived or deemed waived by Buyer in accordance with the applicable provisions herein.
(B)Seller will cause the Title Company to issue, at Buyer’s expense, an owner's policy of title insurance (the “Title Policy”) with respect to the Land in the amount of the Purchase Price, ensuring that Buyer holds good and indefeasible fee simple title to the Land. The Title Policy may contain as exceptions to coverage only the Permitted Exceptions and the standard printed exceptions, modified as follows, in Buyer’s sole discretion and at Buyer’s sole cost:
(1)general exceptions for parties in possession, streets, and rights-of-way, and matters that would be shown by the Survey must be deleted in their entirety; and
(2)the exception to coverage dealing with encroachments, protrusions and boundary line conflicts must be modified at Buyer's option and at Buyer’s expense to read in its entirety “shortages in area”, if requested by Buyer.
(C)Buyer will pay the basic premium for the Title Policy and Buyer shall pay for any endorsements to same it requests.
(D)Buyer shall have until the end of the Feasibility Period (the “Title Objection Deadline”) to notify Seller, in writing, of such objections as Buyer may have to anything contained in the Title Commitment or the Survey conducted under the provisions hereof. Any item contained in the Title Commitment, or any matter shown on such Survey to which Buyer does not object to prior to the Title Objection Deadline shall be deemed a Permitted Exception. Notwithstanding the foregoing, Buyer will be deemed to have objected to all matters on Schedule C of the Title Commitment without further action on Buyer’s part. If Buyer shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Objection Deadline, or is deemed to have objected to any such matters, Seller shall have the right, but not the obligation, except as set forth below, to cure such objections and shall notify Buyer of Seller’s decision in this regard on the date which is the sooner of the Closing Date and the day which is one business day after receipt of Buyer’s notice of objections. If Seller elects to attempt to cure, and provided that Buyer shall not have terminated this Agreement in accordance with the applicable provisions hereof, Seller shall have until the Closing Date to attempt to remove, satisfy or cure same and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed thirty (30)
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days after the initial Closing Date referenced herein. If Seller elects not to cure any objections specified in Buyer’s notice, or if Seller is unable to effect a cure prior to the Closing of any objection other than Mandatory Cure Matters ( as defined below), Buyer shall have the following options: (a) to waive any such matter objected to by Buyer in which case such objection shall be deemed a Permitted Exception; or (b) to terminate this Agreement by sending written notice thereof to the Title Company on or before the Closing Date, as same may be so extended, and neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Buyer gives such notice of termination, this Agreement shall terminate, and the Earnest Money shall be promptly returned to Buyer. Notwithstanding anything contained herein to the contrary, Seller shall have the right but not the obligation to remove, escrow around or bond around all liens against the Property at or before Closing (collectively, the “Lien Cure Matters”), and no such lien or possessory right shall be a Permitted Exception unless escrowed or bonded around. Failure of Seller to cure any Lien Cure Matters will not be a default by Seller under this Agreement.
7.Closing Costs and Prorations.
(A)Seller will pay the escrow fee, if any, charged by the Title Company and the recording fee for the Deed and the cost of any endorsements it obtains to the Title Policy. Seller will pay all recording fees for the release of any applicable liens and encumbrances and the basic premium for the Title Policy. Buyer and Seller each will pay its own attorneys' fees, except as otherwise expressly provided in this Agreement. Other costs will be paid by Seller or Buyer, as applicable, as specified by other provisions of this Agreement or, if no provision is made in this Agreement, in accordance with local custom. Utility expenses will not be prorated but Seller will cooperate with Buyer to have the utilities transferred into Buyer’s name at Closing, if necessary.
(B)Real property taxes, assessments, and other similar charges will be prorated between Seller and Buyer at and as of Closing, with Seller being responsible for all such taxes and assessments for periods of time up to and through the Closing Date. If any charge varies from the amount prorated at Closing, the parties shall adjust the prorations when the actual charge for the current year are available. If taxes are not paid at or before Closing, Buyer, having received a credit against the Purchase Price for the prorated portion of same attributable to Seller’s ownership, shall pay same prior to delinquency. If this sale or Buyer’s use of the Property after Closing results in the assessment of additional taxes, penalties, or interest for periods prior to Closing, same will be the obligation of Buyer. If any additional taxes, penalties, or interest for periods prior to Closing are imposed because of Seller’s use or change in use of the Property prior to Closing, same will be the obligation of Seller.
The provisions of this Section 7 will survive the Closing.
8.Representations and Warranties of Seller. Seller represents and warrants to Buyer, as of the date of this Agreement and as of the date of the Closing, as follows:
(1)This Agreement and all documents to be delivered by Seller at the close of escrow have been and will be authorized and properly executed and will constitute the valid, binding, and enforceable obligations of Seller. The person executing this Agreement on behalf of Seller has been duly authorized and has the full power and authority to bind Seller.
(2)The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations under this Agreement and the sale of the Property as contemplated by this Agreement will not result in (i) a breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Seller is party or by which
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Seller or the Property is bound or (ii) a violation of any applicable law, ordinance, regulation or rule of any governmental authority or any judgment, order or decree of any court or governmental authority except as listed in Exhibit “I”.
(3)There is no action, suit, proceeding, inquiry or investigation (including any eminent domain proceeding), pending or, to the knowledge of Seller, threatened, by or before any court or governmental authority (i) against or affecting the Property or (ii) that would prevent or hinder the performance by Seller of its obligations under this Agreement or the sale of the Property as contemplated by this Agreement except as listed in Exhibit “I” .
(4)To the best knowledge and belief of the Seller, there are no environmental issues affecting the Property and Seller is unaware of any Hazardous Materials (hereafter defined) on, under, or above the Property and Seller has placed no Hazardous Materials on, under, or above the Property during the period of Seller’s ownership of the Property nor has Seller during the period of Seller’s ownership of the Property installed, or become aware of, any , underground storage tank located on, under, or above, the Land. Seller has received no notice that the Property is currently or has ever been in violation of any Environmental Law. As used in this Agreement, “Hazardous Materials” means (i) any substance that constitutes hazardous material, hazardous waste or toxic waste within the meaning of any Environmental Law or that otherwise is subject to regulation under any Environmental Law and (ii) regardless of whether it is so classified, any radioactive material, any medical waste, asbestos, polychlorinated biphenyls (PCB's), lead-based paint, urea formaldehyde foam insulation and petroleum or petroleum derivatives. As used in this Agreement, “Environmental Law” means any law relating to the protection of the environment or, to the extent related to environmental conditions, human health, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Texas Water Code; and all regulations, rules, policies and interpretations issued under any of the foregoing.
(5)Seller owns fee simple title to all of the Property, and no other person owns any interest in the Property. No person other than Seller has a possessory right or right of occupancy with respect to any of the Property, other than Seller’s current third party tenants, (Seller’s Existing Tenants”), pursuant to a lease between Seller and such tenants, which shall be terminated by Seller contemporaneously with upon Closing, so that from and after Closing Buyer will have the exclusive possessory right of the Property.
(6)To the knowledge of Seller, the Property is not in any special taxing district such as, including but not limited to, a water district or a municipal utility district.
(7)Seller has not entered into any agreement to lease, sell, mortgage, or otherwise encumber or dispose of its interest in the Property or any part thereof other than the aforementioned lease with Seller’s Existing Tenant that will be terminated at or before Closing.
(8)Seller has not granted to any person, firm or entity, other than Buyer, any right to purchase the Property or any portion thereof.
(9)To Seller's knowledge, Seller has obtained and paid for all material permits and certificates required under any applicable federal, state, or local law, ordinance, rule, or regulation or by any governmental or quasi-governmental agency to operate the Property and, to Seller's knowledge, all of the same are in good standing except as listed in Exhibit “I”.
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(10)Seller has not received from any governmental authority written notice of any violation of any zoning, building, fire or health code or any other statute, ordinance rule or regulation applicable (or alleged to be applicable) to the Property, or any part thereof, that will not have been corrected prior to the Closing Date solely at Seller's expense, except as listed in Exhibit “I”.
(11)All bills and claims for labor performed or materials furnished to Seller for the benefit of the Property for the period prior to the Closing Date have been (or prior to the Closing Date will be) paid in full and there are (and on the Closing Date will be) no mechanic's liens or materialmen's liens (whether or not perfected) on or affecting the Property as a result of Seller’s actions or inactions, except as listed in Exhibit “I”.
(12)Seller is not a party to, and (except for recorded title matters existing on the date of this Agreement) none of the Property is subject to, any other contractual agreements or instruments which will be binding on the Property or Buyer on or after the Closing Date except as listed in Exhibit “I”.
(13)There is no bankruptcy, insolvency, rearrangement, or similar action or proceeding, whether voluntary or involuntary, pending or, to the Seller's knowledge, threatened against Seller.
(14)Seller represents and warrants to Buyer (i) that neither itself nor any person or entity that directly owns a ten percent (10%) or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”), of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”), signed on September 23, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that its activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that it shall comply with the Executive Order and with the Money Laundering Act.
(15)There are no contracts to which Seller is a party or to which the Property is subject that will survive Closing.
Seller hereby indemnifies, defends, and holds harmless Buyer from and against any loss, damage, cost, and expense (including reasonable fees of attorneys and other professionals and court costs) suffered or incurred by Buyer as a result of any misstatement in the representations and warranties made in this Section 8 as of the date of this Agreement or as of the Closing Date. Seller's representations and warranties shall survive the Closing for a period of twenty four (24) months.

If Seller discloses to Buyer in the Seller’s Certificate that any of such representations and warranties of Seller are untrue at Closing, Buyer may, at its option, terminate this Agreement, receive a refund of the Earnest Money, and elect not to purchase the Property. If the change in circumstances which renders any of Seller’s representations and warranties untrue at Closing was beyond the control of Seller and not caused by any act or omission of Seller, then such termination right shall be Buyer’s sole right and remedy in such event. If the change in circumstances was within the control of Seller or caused by an act or omission of Seller, then the fact that any of the Seller’s representations and warranties are untrue at Closing shall constitute a breach of this Agreement by Seller and entitle Buyer to pursue the indemnity set forth above in
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addition to, and cumulative of, its other rights and remedies under this Agreement due to such breach.

As used herein, “knowledge of the Seller” shall mean the actual knowledge of Seller’s duly authorized representative signatory hereto without investigation, duty to investigate, implied knowledge of other individuals, and excluding constructive knowledge.

        EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE SPECIAL WARRANTY OF TITLE AS SET OUT IN THE DEED OR AS EXPRESSLY SET FORTH HEREIN), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE CONDITION OF THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY DURING BUYER 'S INSPECTION PERIOD, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, EXCEPT FOR SELLER’S OBLIGATIONS, REPRESENTATIONS, AND WARRANTIES IN THIS AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, INCLUDING, WITHOUT LIMITATION, THE SPECIAL WARRANTY OF TITLE IN THE DEED. EXCEPT FOR SELLER’S OBLIGATIONS, REPRESENTATIONS, AND WARRANTIES IN THIS AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, INCLUDING, WITHOUT LIMITATION, THE SPECIAL WARRANTY OF TITLE IN THE DEED, AND BREACHES OF SAME, BUYER (I) AGREES TO PURCHASE AND ACCEPT THE PROPERTY ON AN "AS IS" CONDITION AND "WITH ALL FAULTS" BASIS AND (II) HEREBY WAIVES AND RELEASES SELLER FROM ALL OBJECTIONS OR CLAIMS AGAINST SELLER ARISING FROM OR RELATED TO THE PROPERTY, THE CONDITION OF THE IMPROVEMENTS, WHETHER BY CONTRACT, UNDER LAW, UNDER ANY RIGHT OF CONTRIBUTION, OR OTHERWISE, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED AT CLOSING, INCLUDING, WITHOUT LIMITATION, THE SPECIAL WARRANTY OF TITLE IN THE DEED.  SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT, OR OTHER PERSON, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT AND IN THE DOCUMENTS TO BE DELIVERED AT CLOSING. THE TERMS OF THIS PARAGRAPH SHALL SURVIVE CLOSING AND NOT BE DEEMED MERGED INTO THE DEED AND OTHER CLOSING DOCUMENTS.

9.Representations and Warranties of Buyer. Buyer represents and warrants to Seller, as of the date of this Agreement and as of the date of the Closing, as follows:
(A)Buyer has been duly organized and is validly existing under the laws of the State of Texas. All necessary corporate approval for enter into and closing on the purchase of
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the Property has been approved by action of those required to approve by the applicable documents governing the legal existence and operations of Buyer.
(B)The execution and delivery of this Agreement by Buyer, the performance by Buyer of its obligations under this Agreement and the purchase of the Property as contemplated by this Agreement will not result in (i) a breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Buyer is party or (ii) a violation of any applicable law, ordinance, regulation or rule of any governmental authority or any judgment, order or decree of any court or governmental authority
(C)To the knowledge of Buyer, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Buyer which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.
(D)Buyer represents and warrants to Seller (i) that neither itself nor any person or entity that directly owns a ten percent (10%) or greater equity interest in it nor any of its officers, directors or managing members is a person or entity (each a “Prohibited Person”) with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”), of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including Executive Order 13224 (the “Executive Order”), signed on September 23, 2001, and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or other governmental action, (ii) that its activities do not violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders promulgated thereunder (as amended from time to time, the “Money Laundering Act”), and (iii) that it shall comply with the Executive Order and with the Money Laundering Act.
(E)Buyer will indemnify, defend, and hold harmless Seller from and against any damage, cost of expense (including reasonable fees of attorneys and other reasonable professionals and court costs) suffered or incurred by Seller as a result of any knowing or intentional misstatement in the representations and warranties made in this Section 9 as of the date of this Agreement or as of the Closing Date. Notwithstanding anything contained herein to the contrary, in no event will Buyer be liable for any punitive, consequential, special, multiple, exemplary, or indirect damages in connection with this Agreement or any claim or cause of action asserted or brought by Seller against Buyer. Buyer’s representations and warranties shall survive the Closing for a period of twenty four (24)months.
As used herein “knowledge of the Buyer” shall mean the actual knowledge of Buyer’s duly authorized representative signatory hereto without investigation, duty to investigate, implied knowledge of other individuals, and excluding constructive knowledge.
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10.Pre-Closing Obligations.
(A)Until the Closing Date or termination by Buyer or Seller of Seller's obligation to transfer of the Property pursuant to this Agreement, Seller will not, without Buyer's prior written approval (i) amend, terminate or otherwise modify any permit applicable to the Property, (ii) enter into or amend any contract affecting the Property that will be binding upon Buyer after Closing Date, (iii) grant, create or allow the creation of any easement, right-of-way, encumbrance, lien, restriction, condition, assessment, lease or other cloud on title which affects the Property, or amend, extend or otherwise modify the terms of any existing easement, right-of-way, encumbrance, lien, restriction, condition, assessment, lease or other cloud on title which affects the Property, (iv) enter into any contract for sale of the Property, or (v) undertake any action to change the zoning of the Property.
(B)Seller shall promptly give written notice to Buyer upon Seller obtaining knowledge of the occurrence of any event which makes any representations or warranties by Seller under this Agreement untrue or inaccurate in any material respect. Buyer shall promptly give written notice to Seller upon Buyer obtaining knowledge of the occurrence of any event which makes any representations or warranties by Buyer under this Agreement untrue or inaccurate in any material respect.
11.Condition to Buyer's Obligation. Buyer's obligation to purchase the Property pursuant to this Agreement is conditioned on satisfaction of the following conditions (collectively with the conditions in Section 12, the “Closing Conditions”):
(1)all representations of Seller contained in this Agreement are accurate and complete in all material respects at the Closing Date as if made again at that time;
(2)Seller performs all of the obligations to be performed under this Agreement at or before the time of the Closing, including delivering title to the Property in the condition required by Section 6;
(3)the Title Company is irrevocably committed to issue to Buyer the Title Policy in conformance with the requirements of Section 6(B); and
(4)There shall be no change in the zoning classification or the zoning ordinances or regulations affecting the Property from that existing as of date of the Agreement which would hinder or restrict Buyer’s proposed use of the Property.
12.Condition to Seller’s Obligation. Seller's obligation to sell the Property pursuant to this Agreement is conditioned on satisfaction of the following conditions (collectively, with the conditions in Section 11, the “Closing Conditions”):
(1)all representations of Buyer contained in this Agreement are accurate and complete in all material respects at the Closing Date as if made again at that time;
(2)Buyer performs all of the obligations to be performed under this Agreement at or before the time of the close of escrow, including payment of the Purchase Price.
13.Remedies.
(A)In the event Seller breaches the terms of this Agreement, Buyer shall, as its sole and exclusive remedy, except as set forth below, be entitled to solely terminate this Agreement and have its Earnest Money returned in full.
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(B)In the event Buyer breaches the terms of this Agreement, Seller may, as its sole and exclusive remedy, except as set forth below, terminate this Agreement and retain the Earnest Money. Buyer and Seller agree that, because damages for Buyer’s breach may be difficult or impossible to determine, the foregoing is an appropriate remedy for enforcement of Buyer's obligations under this Agreement.
(C)The foregoing limitation on remedies, however, shall not (i) limit a party prevailing in litigation to be entitled to collect from the other party its reasonable expenses incurred in connection with the litigation as otherwise provided in this Agreement providing that such party prevails on all or substantially all of the relief sought in its claim, or (ii) in the event close of escrow occurs, be applicable to obligations that expressly survive or otherwise contemplate being performed after the Closing under this Agreement.
14.Assignment. Neither party may assign its rights under this Agreement without the consent of the other party, which consent will not be unreasonably withheld, conditioned, or delayed.
15.Document Construction. (1) This Agreement shall not be construed more strictly against either party and both parties and their legal representatives have contributed substantially and materially to the preparation of this Agreement. (2) The headings in this agreement are for reference only and shall not affect the interpretation of this Agreement. (3) The word “including” means without limitation (4) Whenever required by the context hereof, the singular shall include the plural and vice versa and (5) The term “business day” means Monday through Friday but shall not include any Federal or State Holiday.
16.Consequences of Termination. If Buyer or Seller terminates its obligation to complete the transfer of the Property under circumstances permitted by this Agreement, other than a termination due to the default or breach of the other, neither Buyer nor Seller will have any further obligation under this Agreement, except indemnity under the applicable provisions hereunder. Nothing in this Section 16 is intended to limit the obligations of the Title Company or the provisions of this Agreement dealing with the disposition of the Earnest Money or other funds or documents held in escrow, if any, following termination of the obligations of Buyer or Seller. In the event of a Breach, Buyer’s sole remedy shall be a return of the Earnest Money; Seller’s sole remedy shall be retention of the Earnest Money.
17.Casualty. If, after the Effective Date but prior to the Closing Date, the Property is damaged by fire, windstorm, rioting or other civil disturbance, acts of war, acts of terrorism, earthquake or other casualty (a “Casualty Loss”) and either (i) the cost to repair the related damage is more than One Hundred Thousand and No/100 Dollars ($100,000.00), or (ii) the cost to repair or restore the Property exceeds the amount of insurance proceeds either delivered or assigned to Buyer and Seller does not pay the difference to Buyer at the close of escrow, then Buyer, at its option, may terminate its obligation to complete the purchase, in which case the Earnest Money will be returned to Buyer in full. If Buyer elects to complete the purchase notwithstanding a Casualty Loss, then Seller will deliver to Buyer at Closing, through the Closing escrow, all property damage insurance proceeds previously received by Seller, an amount equal to the deductible under Seller's insurance in respect of the damage, and an assignment of Seller's rights with respect to all uncollected property insurance proceeds, and Seller will cooperate with Buyer after the Closing Date in making claim for, and collecting, all available and applicable property damage insurance proceeds.
18.Condemnation. Seller agrees to give Buyer written notice of any action or proceeding or any anticipated action or proceeding for condemnation which may result in the taking of all or any part of the Property. If all or any part of the Property or any related access or development rights are taken by eminent domain after the date of such notice but prior to the
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Closing Date, or if at any time after the date of such notice but prior to the Closing Date a proceeding for condemnation of all or part of the Property or related access or development rights is commenced or threatened, Seller must notify Buyer of such fact and then Buyer may elect either (i) to terminate its obligation to complete the purchase of the Property, in which case the Earnest Money will be returned in full to Buyer, or (ii) to complete the purchase of the Property, in which event Buyer will be entitled to any award paid or to be paid in the condemnation proceeding in respect of the Property or related access or development rights. If Buyer elects to purchase the Property notwithstanding an actual or threatened taking by eminent domain, Seller will deliver to Buyer at closing, through the closing escrow, all condemnation proceeds previously received by Seller, an assignment of Seller's rights with respect to all uncollected condemnation proceeds and such documents as Buyer may reasonably request to substitute itself for Seller in any pending eminent domain proceeding. If a proceeding for condemnation of all or part of the Property or related access or development rights is commenced or threatened prior to the Closing, Buyer may postpone the Closing Date until thirty (30) days after the date on which it learns of the proceeding or threatened proceeding. Seller will promptly notify Buyer if Seller learns that all or any part of the Property or any related access or development rights have been taken by eminent domain or that any proceeding for condemnation of all or any part of the Property or any related access or development rights has been commenced or is threatened.
19.Allocation of Liabilities. Buyer's acquisition of the Property may not be construed as an implied assumption by Buyer of any obligation or liability of Seller, and Buyer will not be responsible for the satisfaction of any of Seller's obligations and liabilities except as specifically set forth herein. Seller agrees to satisfy all of its obligations and liabilities on a timely basis and without recourse to Buyer or the Property. Seller's obligations under this Section 20 shall survive Closing.
20.Notices. Any notice given hereunder shall be in writing and may be sent by certified or registered mail, postage prepaid, personally delivered or sent by overnight courier service, addressed to the party to receive same at the address of such party shown below the party's signature hereto or such other address as such party may hereafter furnish to the other in writing AND additionally by electronic mail to the email address below such party’s signature. Notice to the Title Company will be effective when sent by one of the foregoing means to the Title Company’s address set forth above. Any notice mailed in accordance with the preceding sentence shall be deemed to have been given when sent by one of the foregoing means of delivery. Email notice will be effective when sent by the notifying party, including notice to or from the Title Company. For any notice regarding breach or termination hereunder, or when notice is otherwise required to be provided to Seller, to be effective against Seller, a copy of said notice shall be additionally be sent to Duncan Burch by email DBBURCHCLUBS@aol,com and sent to Seller’s counsel, Charles J. Quaid via email to cquaid@quaidfarish.com. For any notice regarding breach or termination hereunder, or when notice is otherwise required to be provided to Buyer, to be effective against Buyer, a copy of said notice shall be additionally be sent to Eric Langan by email to eric@rcihh.com and sent to Buyer’s counsel, Robert D. Axelrod via email to rdaxel@asklawhou.com.
21.    INTENTIONALLY OMITTED .
22.    Binding Effect. Subject to the provisions hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives. The paragraph captions used herein are for convenience only and shall not be deemed to have been included for any other purpose. In the event any provision of this Agreement shall be invalid, unlawful, or unenforceable, the other provisions hereof shall not be affected thereby and shall be valid and enforceable to the full extent permitted by law,
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unless the language found to be invalid, unlawful, or unenforceable affects the intended economic effect of this Agreement.
23.     Counterparts. This Agreement may be executed in multiple counterparts and, if so executed, each counterpart, when combined with constitute one and the same documents. Signatures may be exchanged by facsimile or other electronic means and such signature shall be deemed an original signature.
24.    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to its conflict of law provisions. The parties hereby consent to the personal jurisdiction in the aforementioned state and waive any right to object to such jurisdiction on any basis, including but not limited to, forum non conveniens. Venue for any litigation for this agreement shall be in Dallas, Dallas County, Texas. Each party knowingly, voluntarily, and intentionally waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal action, proceeding, cause of action or counterclaim arising out of or relating to this Agreement. Each party represents that it has consulted or had the opportunity to consult with legal counsel with respect to this waiver.
25.    Entire Agreement. This Agreement and the Cooperation Agreement of this date required of Seller by Buyer constitute the final expression of the Agreement between Buyer and Seller with respect to the subject matter hereof and a complete, fully integrated, and exclusive statement of their agreement in this regard and there are no understandings, agreements, covenants, representations, or warranties of any kind, express or implied, not expressly set forth herein. No modification of this Agreement by Seller will be binding unless it is in writing and is signed by an authorized representative of Buyer, and no modification of this Agreement shall be affected by the parties’ course of dealing, usage, or trade custom.
26. No Brokers. The parties represent that neither party employed or used a broker or agent in this transaction. Therefore, Seller shall indemnify Buyer from all claims for all fees, commissions or compensation asserted by anyone claiming entitlement to same as a result of an agreement with or action of Seller and Buyer shall indemnify Seller from all claims for all fees, commissions or compensation asserted by anyone claiming entitlement to same as a result of an agreement with or action of Buyer.
27. Time is Of The Essence. Time is of the essence in each and every provision of this Agreement unless specifically provided herein to the contrary.
28. Waiver. Neither the failure of either party to insist upon the timely or full performance of any of the terms or conditions of this Agreement, nor the waiver of any breach of any of the terms and conditions of this Agreement, shall be construed as thereafter waiving any future failure of such terms and conditions.
29. Termination of Agreement. This Agreement shall terminate and be of no force and effect and all other agreements executed herewith shall be of no force and effect if: (i) the transactions contemplated by this Agreement are not consummated on or before January 31, 2023, unless all of the parties hereto agree in writing to extend the Agreement or (ii) all of the parties agree in writing to terminate this Agreement sooner.
30. Effective Date. As used herein the term “Effective Date” shall mean the date the Title Company delivers a fully executed counterpart of this Agreement signed by each of Seller and Buyer to Buyer.
[EXECUTION ON FOLLOWING PAGE]
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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE DULY EXECUTED THIS AGREEMENT AS OF THE EFFECTIVE DATE.
Seller:

    /s/ Duncan Burch
DUNCAN BURCH, an individual
Address: 1418 Dudley Dr., Carrollton, Dallas County, Texas 75007
email:     dbburchclubs@aol.com

SELLER:

RCI Holdings, Inc.., a Texas Corporation

By:    /s/ Eric Langan
Name: Eric Langan
Title: President
Address: 10737 Cutten Road, Houston, Harris County, Texas 77066
email: eric@rcihh.com
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EXHIBIT “A:

Exact Legal Description to be provided by Title Company in Title Commitment

Also described as:

Tract One:

North 105 feet of Lots 11 & 12, Block 2, CONWAY MANOR ADDITION, being out of the G.W. Couch Survey, in Tarrant County, Texas, according to corrected Plat recorded in Volume 388-5, Page 10, Plat Records, Tarrant County, Texas.

Tract Two:

Lot 11 and Lot 12, and the North 110.0 feet of Lot 1 and Lot 2, Block 2, CONWAY MANOR ADDITION, being out of the G. W. Couch Survey in Tarrant County, Texas according to the Plat recorded in Vol. 388-5, Page 10, Plat Records of Tarrant County, Texas.

Tract Three:

Lots 1 and 2, Block 2, CONWAY MANOR ADDITION, being out of the G. W. Couch Survey in Tarrant County, Texas, according to Plat recorded in Vol. 388-5, Page 10, Plat Records of Tarrant County, Texas, SAVE AND EXCEPT the South 30 feet as conveyed to the City of Fort Worth, 8/18/65, as recorded in Volume 4118, Page 403, Deed Records, Tarrant County, Texas.

Tract Four:

South 35’ of Lots 11 & Lot 12, CONWAY MANOR ADDITION, being out of the G. W. Couch Survey in Tarrant County, Texas according to the Plat recorded in Vol. 388-5, Page 10, Plat Records of Tarrant County, Texas

Exhibit to Purchase and Sale Agreement
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EXHIBIT “B”

Exact Legal Description to be provided by Title Company in Title Commitment

Also described as:

All that real property:
Situated in Tarrant County, Texas and BEING LOT 5, SITE 113 OF GREAT SOUTHWEST INDUSTRIAL DISTRICT, FIRST INSTALLMENT, INDUSTRIAL COMMUNITY NO. 2, an Addition to the City of Arlington, Tarrant County, Texas according to the Revised Plat recorded in Volume 388-135, Page 48, Plat Records, Tarrant County, Texas.

And commonly referred to as 2711 Majesty Arlington, Tarrant County, Texas

Exhibit to Purchase and Sale Agreement

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EXHIBIT “C”

Exact Legal Description to be provided by Title Company in Title Commitment

Also described as:

146,204 SQUARE FEET OR 3.3564 ACRES OF LAND BEING ALL OF LOT 3, BLOCK 8, SHARPSTOWN INDUSTRIAL PARK SECTION 4, AS RECORDED IN VOLUME 58, PAGE 28, HARRIS COUNTY MAP RECORDS, SAVE AND EXCEPT A CERTAIN 2,876 SQUARE FOOT TRACT OF LAND (CALLED 2,867 SQUARE FEET) AS DESCRIBED IN DEED TO METROPOLITAN TRANSIT AUTHORITY RECORDED UNDER HARRIS COUNTY
CLERK'S FILE NO. L474395; SAVE AND EXCEPT A CERTAIN 102 SQUARE FOOT TRACT OF LAND CONVEYED TO THE STATE OF TEXAS AS SET FORTH AND DESCRIBED IN DEED FILED FOR RECORD UNDER HARRIS COUNTY CLERK'S FILE NO. L837655; AND FURTHER SAVE AND EXCEPT THAT CERTAIN 0.062 ACRE TRACT OF LAND AWARDED TO METROPOLITAN TRANSIT AUTHORITY OF HARRIS COUNTY, TEXAS, UNDER CAUSE NO. 633272, IN THE COUNTY CIVIL COURT AT LAW NO. 1, HARRIS COUNTY, TEXAS, A CERTIFIED COPY OF WHICH IS FILED FOR RECORD UNDER HARRIS COUNTY CLERK'S FILE NO. S432055, SAID TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS;

BEGINNING at a brass disk in concrete found for the intersection of the Northwest line of U.S. Highway 59 (also known as Southwest Freeway, 300 feet wide) and the Northeasterly cutback line of Harwin Drive, said point being the most Easterly corner of the above mentioned 102 square foot tract and the most easterly south corner of the herein described tract;

THENCE North 71°47'40" W, along said cutback line 22.44 feet to a brass disk in concrete found in the Northeasterly line of Harwin (80' feet wide at this point) for the most Westerly corner of the above mentioned 102 square foot tract and the most Westerly South corner of the herein described tract;

THENCE North 44°44'12" W, along the northwesterly line of Harwin Drive, 20.01 feet to a point for corner for a point of curvature of a curve to the left;

THENCE In a northwesterly direction with the northeast line of Harwin Drive along a curve to the left having a radius of 1,025.85 feet, a central angle of 16°38' 40", and a chord which bears North 53°03'32" W, 296.96 feet, an arc distance of 298.01 feet to a point for corner found in the East line of the above mentioned 2,876 square foot tract for the most westerly corner of the herein described tract, said point being the most southerly southeast corner of Restricted Reserve "C" of Hillcroft Transit Center as recorded in Volume 350, Page 106, Harris County Map Records;

THENCE North 27°30' 06" E, along the east line of said 2,876 square foot tract and said Restricted Reserve "C", 99.18 feet to a nail in asphalt found for the point of curvature of a curve to the left;

THENCE in a northeasterly direction, continuing with the east line of said 2,876 square foot tract and said Restricted Reserve "C", along a curve to the left having a radius of 345.00 feet, a central
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angle of 27° 32' 26", and a chord which bears N 13° 43' 53" East, 164.24 feet, an arc distance of 165.83 feet to a 3/8 inch iron rod set for the point of tangency;

THENCE N 00° 02' 20" W, continuing along the east line of said 2,876 square foot tract and said Restricted Reserve "C", 25.12 feet to a ½ inch iron rod found in south line of Lot 1, Sharpstown Business Plaza as recorded in Volume 138, Page 72, Harris County Map Records, for the northwest corner of the herein described tract;

THENCE North 89° 57' 4l" E, along the south line of said Lot 1, 150.00 feet to a 5/8 inch iron rod found for an angle point;

THENCE South 57°43' 35" E, continuing along the south line of said Lot 1, 372.00 feet to a 1 inch galvanized iron pipe (leaning) found in the northwest line of U.S. Highwav 59 for the most easterly corner of the herein described tract;

THENCE S 45°15' 48" W, along the northwest line of U.S. Highway 59, a distance of 389.79 feet to the POINT OF BEGINNING.

And commonly referred to as 6440 Southwest Freeway, Houston, Harris County, Texas 77074

Save and except:

Third party rights in and to a sign situated along the Southerly side of property abutting Harwin Drive and the Easterly side abutting Highway 59 Feeder Road, as reflected by survey prepared September 25, 2013, revised September 26, 2013, under Job No. 1309085.

And commonly referred to as 6440 Southwest Freeway, Houston Harris County, Texas 77074.

EXHIBIT “D”

Exact Legal Description to be provided by Title Company in Title Commitment

Also described as:

Tract One:

BEING a tract of land located in the John Hunt Survey, Abstract No. 588, in the City of Dallas, Texas, being all of Lot 2, Block G/6509, Connell - Manana Addition, an addition to the City of Dallas, Texas as recorded in Volume 88201, Page 2638 of the Map Records of Dallas County, Texas and being more particularly described as follows:
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Commencing at the ½ inch iron rod set in the North line of Manana Drive (30 feet from the centerline of Manana Drive), point being South 89 degrees 35 minutes 00 seconds East 445.3 feet from the East line of Stemmons Freeway (Interstate Highway 35E) and being also the Southwest corner of the Connell - Manana Addition; Thence North, 2.00 feet along the West line of the Connell - Manana Addition to the Point of Beginning in the North line of Manana Drive (32 feet from the Centerline of Manana Drive);

THENCE North, 487.78 feet along the West line of the Connell - Manana Addition to a 60d nail found in the centerline of the St. Louis, San Francisco and Texas Railway Spur;

THENCE South 89 degrees 49 minutes 10 seconds East, 144.29 feet along the centerline of the railway spur to a ½ inch iron rod found at the Northwest corner of the Connell - Manana Addition;

THENCE South 488.41 feet along the East line of the Connell - Manana Addition to a point for corner in the North line of Manana Drive (32 feet from the centerline of Manana Drive);

THENCE North 89 decrees 35 minutes 00 seconds West, 144.29 feet along the North line of Manana Drive (32 feet from and parallel to the centerline of Manana Drive) to the Point of Beginning and containing 70,429 square feet or 1.617 acres of land, more or less.

Tract Two:

BEING a tract of land located in the John Hunt Survey, Abstract No. 588, in the City of Dallas, Texas, being all of Lot E, Block 6509 of the Second Installment Walnut-Stemmons Industrial Park, an Addition to the City of Dallas, Texas, recorded in Volume 70217, Page 1855, Map Records, Dallas, County, Texas and more particularly described as follows:

BEGINNING at an iron rod for corner on the South line of Composite Drive being North 89 degrees 19 minutes 29 seconds West 488.19 feet from a 1" iron rod found at the Southwest corner of the intersection of Composite Drive and Electronic Lane;

THENCE South 00 degrees 40 minutes 31 seconds West 327.95 feet to P.K. nail found in asphalt for a corner on the South line of Block E, City Block 6509;

THENCE North 89 degrees 19 minutes 29 seconds West with the South line of Block E, City Block 6509, a distance of 200.00 feet to an iron rod found for corner;

THENCE North 00 degrees 40 minutes 31 seconds East 327.95 feet to an iron rod found for corner on the South line of Composite Drive;
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THENCE South 89 degrees 19 minutes 29 seconds East, with the South line of Composite Drive 200.00 feet to the POINT OF BEGINNING and containing 65,590 square feet of land, more or less.

and commonly referred to as 10723 Composite Drive, Dallas, Dallas County, Texas 77220

Exhibit to Purchase and Sale Agreement

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EXHIBIT “E”

Exact Legal Description to be provided by Title Company in Title Commitment

Also described as:

All that certain lot. tract or parcel of land being a 2.6877 acre tract of land out of the Absolom Smith Survey Abstract No. 1347, Dallas County, Texas, and being all of Lot 2, Block 6479 of Cerdo I Addition an addition to the City of Dallas, Texas, as recorded in Volume 2002080, Page 00141 of the Deed Records of Dallas County, Texas, said tract being more particularly described as follows:
BEGINNING at a 1/2" iron rod found for a corner in the east right-of-way line of Shady Trail (56 feet wide) said point being the southwest corner of Block A/6478 of Northwest Center Addition an addition to the City of Dallas, Texas, as recorded in Volume 82103, Page 2200 of the Deed Records of Dallas County. Texas;
THENCE S 89° 52' 31" E, along the south line of above said Northwest Center Addition, 599.47 feet to a 1/2" iron rod set for a angle point;
THENCE N 89° 59' 06" E, continuing along the above said south line of Northwest Center Addition and along the south line of Olympic Center Addition as recorded in Volume 84140, Page 3973 of the Deed Records of Dallas County, Texas, 89.41 feet to a cross found for a corner, said point being the northwest corner of Lot I, Block 6480 of Hydrometals Inc., Addition an addition to the City of Dallas, Texas, as recorded in Volume 76204. Page 0856 of the
Deed Records of Dallas County, Texas;
THENCE S 1° 02' 21" E, along the west line of above said Hydrometals Inc., Addition, 137.26 feet to a metal fence post found for a corner, said point being the northeast corner of a tract of land as conveyed to Tom 0. Collins by deed as recorded in Volume 84012, Page 4151 of the Deed Records of Dallas County, Texas;
THENCE N 89'' 40' 01" W, along the north line of the above said Collins tract, 90.48 feet to a l/2" iron rod set for a angle point;
THENCE S 89° 40' 03" W, continuing along the north line of above said Collins tract, 191.57 feet to a 1/2" iron rod set for a re-entrant corner, said point being the northwest comer of said Collins tract;
THENCE S 0° 52' 06" E, along the west line of the above said Collins tract, 52.34 feet to a 3/8" iron rod found for a corner, said point being the northeast corner of Shady-Willow Addition an addition to the City of Dallas, Texas, as recorded in Volume 79219, Page 688 of the Deed Records of Dallas County, Texas;
THENCE S 89" 48' 26" W, along the north line of above said Shady-Willow Addition, 410.56 feet to a 5/8" iron rod with a cap found for a corner in the above referenced cast line of Shady Trail;
THENCE N 0° 08' E. along the above said east line of Shady Trail, 192.82 feet to the POINT OF BEGINNING and CONTAINING 117.076 square feet or 2.6877 acres of land.

and commonly referred to as 10250 Shady Trail, Dallas, Dallas County, Texas 77220

Exhibit to Purchase and Sale Agreement

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EXHIBIT “F”
SPECIAL WARRANTY DEED WITH VENDOR’S LIEN

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

Date:    __________________202_

Grantor:    Duncan Burch

Grantor’s Mailing Address:    6826 Greenville Avenue, Dallas, Texas, 75231

Grantee:    RCI Holdings, Inc., a Texas Corporation

Grantee’s Mailing Address: 10737 Cutten Road, Houston, Harris County, Texas 77066

Consideration: TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration.

Property (including any improvements): See Exhibit A hereto

(collectively, the “Property”).

Reservation from Conveyance: All matters of record

Exceptions to Conveyance and Warranty: Those matters shown on Exhibit B attached hereto and incorporated herein and all matters of record (the “Permitted Exceptions”).

Grantor, Duncan Burch, an individual, for the above Consideration and subject to the Permitted Exceptions and Reservations From Conveyance, hereby grants, sells, bargains and conveys all of Grantor's interest in the Property, together with all and singular the rights and appurtenances thereto in any way belonging to Grantor to Grantee, RCI Holding, Inc., a Texas Corporation, and Grantee’s heirs, successors, and assigns, TO HAVE AND TO HOLD the Property, subject to, and except as to, the Permitted Exceptions and Reservations From Conveyance, unto the said Grantee, and its successors and assigns forever, and Grantor hereby binds itself, and its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular, the Property unto the said Grantee and its successors and assigns, against every person whomsoever lawfully claiming, or to claim the same or any part thereof by, through, or under Grantor but not otherwise.

    As part of the purchase price of the Property, certain funds have been advanced at the special insistence and request of Grantee by Duncan Burch (hereinafter called "Lender"), which sum is included in and as evidence of which Grantee has executed and delivered its certain promissory note effective of even date herewith in said sum payable to the order of Lender. It is expressly agreed and stipulated that a vendor's lien as well as superior title in and to the Property are retained against the Property until the above-described note and all interest thereon are fully paid according to their face and tenor, effect and reading, when this Deed shall become absolute. Said vendor's lien and superior title herein retained are hereby TRANSFERRED, ASSIGNED, SOLD and CONVEYED to Lender, its successors and assigns, the payee named in the above-described note, without recourse on Grantor.

This Deed shall also convey to Grantee, without warranty of any kind or nature, (i) Grantor’s interest, if any, in all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Property, (ii) Grantor’s interest in all permits, governmental approvals, utility rights, development rights and similar rights related to the Property, whether granted by governmental authorities
Exhibit to Purchase and Sale Agreement

26937327v.2

or private persons, and (iii) Grantor’s interest, if any, in all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests, either at law or in equity, in possession or in expectancy, in and to any land lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the land and in and to any strips or gores of land adjoining the Property. It does not convey any interest in rental security deposits or pre-paid rent under any Lease of the premises constituting the Property.

Ad valorem taxes have been paid through the year 202_, and ad valorem taxes for the year 202_ have been prorated and Grantee, by acceptance of this Deed, assumes the obligation to pay all such taxes for the year 202_ and all taxes and assessments for subsequent years and subsequent assessments arising resulting from this conveyance or any change in use of the Property by Grantee after the date of this Deed, but not subsequent taxes and assessments for 202_ and prior years due to any use of the Property, or change in land usage, prior to the date of this Deed, the payment of which Grantor hereby assumes.

                        GRANTOR:

                        Duncan Burch

STATE OF TEXAS        §
                §
COUNTY OF DALLAS    §

This instrument was sworn, subscribed, and acknowledged before me on the _____ day of __________________, 202_ by Duncan Burch, an individual.

                            Notary Public, State of Texas

GRANTEE:

______________________
RCI Holdings, Inc., a Texas Corporation
By Eric Langan, President

STATE OF TEXAS        §
                §
COUNTY OF DALLAS    §

This instrument was sworn, subscribed, and acknowledged before me on the _____ day of __________________, 202_ by Eric Langan, in his duly authorized capacity as President of RCI Holdings, INC., a Texas Corporation.

                            Notary Public, State of Texas

Exhibit to Purchase and Sale Agreement

26937327v.2

Exhibit “A”
Exact Legal Description to be provided by Title Company in Title Commitment

Exhibit “B”
to be provided by Title Company in Title Commitment

Exhibit to Purchase and Sale Agreement

26937327v.2

EXHIBIT “G”
BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

THE STATE OF TEXAS        §
                    § KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS        §

    This Agreement is entered into this ___day of _________, 202__, between Duncan Burch an individual ("Assignor"), and RCI Holdings, Inc., a Texas corporation (“Assignee”),
Exhibit to Purchase and Sale Agreement

26937327v.2

pertaining to the property (the "Real Property") being more particularly described on Exhibit "A", attached hereto and made a part hereof for all purposes, contemporaneously being conveyed by Assignor and acquired by Assignee.

    NOW, THEREFORE, in consideration of the receipt of Ten and no/100 ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, its successors and assigns, all of Seller's right, title and interest in and to the following (herein called the "Assigned Property"):

    1.    Any fixtures owned by Seller (if any) and situated on the Real Property.

    2.    All assignable warranties and guarantees (express or implied) issued in connection with or arising out of (a) the purchase and repair of all fixtures, equipment and personal property owned by Assignor and attached to and located in or used in connection with the Real Property (if any).

    3.    All of the miscellaneous contracts and agreements listed in Exhibit "B" hereto (if any).

IT IS UNDERSTOOD AND AGREED THAT GRANTOR IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSIGNED PROPERTY, INCLUDING, BUT NOT LIMITED TO THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. BY ITS ACCEPTANCE HEREOF, GRANTEE ACKNOWLEDGES AND AGREES GRANTOR HAS SOLD AND CONVEYED TO GRANTEE AND GRANTEE HEREBY ACCEPTS THE ASSIGNED PROPERTY "AS IS", "WHERE IS", AND "WITH ALL FAULTS".

    IN WITNESS WHEREOF, this Assignment has been executed as of the ___ day of _________________, 202_.

                        ASSIGNOR:

                        Duncan Burch

                        ___________________________

                        ASSIGNEE:

                        RCI Holdings, Inc
                        a Texas corporation

                        __________________________
                        By: Eric Langan
                        Title: President

Exhibit to Purchase and Sale Agreement

26937327v.2

EXHIBIT “A”
Legal Description

Exhibit to Purchase and Sale Agreement

26937327v.2

EXHIBIT "B"

Miscellaneous Contracts and Agreements

NONE.

Exhibit to Purchase and Sale Agreement

26937327v.2

EXHIBIT “H”
LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (“Agreement”) made this ___ day of _____________, 202__, by and between ____________________, a Texas corporation (the “Tenant”), and Duncan Burch, a Texas resident (the “Landlord”).

WHEREAS, Tenant owns and operates an adult entertainment night club known as _______________ (the “Club”) located at ____________________________________ (the “Premises”); and

WHEREAS, the Landlord owns the real property where the Premises is located, which interest includes all ownership rights to such real property (the “Real Property”); and

WHEREAS, Tenant and Landlord entered into a Lease, dated ___________________, under which the Landlord currently leases the Premises to the Tenant (the “Lease”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, hereby agree as follows:

1.The Lease will terminate, for all purposes, on the date first written above. (“Termination Date”);

2.As of the Termination Date, no amounts are owed to Landlord by Tenant or Tenant has made arrangements with Landlord to pay any amounts owed by Tenant and Landlord will look solely to Tenant for payment of same; and

3.As of the Termination Date, no party to the Lease or any other party related thereto or controlled thereby, wholly or in part, directly or indirectly, shall have any further obligations to each other pursuant to or arising directly or indirectly from the Lease except as noted in above as to owed amounts. Any right, title or interest in or to the Premises or the Real Property in favor of the Tenant, including but not limited to any right of possession, or option to purchase (if any), shall terminate and be without force or effect upon the Termination Date.

4.Tenant and Landlord release the other from all obligations under the Lease, except as noted above as to amounts owed by Tenant and as to any indemnification of Landlord by Tenant provided for in the Lease for actions or activities of Tenant pre-dating this Termination.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
Exhibit to Purchase and Sale Agreement

26937327v.2

_______________________________________

By: ___________________________________
    _______________________, President

By: ___________________________________
    Duncan Burch, Individually

Exhibit to Purchase and Sale Agreement

26937327v.2

EXHIBIT “I”

Suits and matters listed only go to unresolved claims and unresolved matters directly impacting the Property

10723 Composite Dr. Dallas, Dallas County, Texas:

Lis Pendens filed by Belfor USA Group, Inc. d/b/a Belfor Property Restoration

“Constitutional Lien” filed by Belfor USA Group, Inc. d/b/a Belfor Property Restoration

Lawsuit CAUSE NO. DC-22-05038 in the 116th Judicial District Court Dallas County Texas styled Belfor USA Group, Inc. d/b/a Belfor Property Restoration, Plaintiff v Duncan Burch et al, Defendants.

City of Dallas Fire and “Community Policing” has notified of alleged violations of Dallas City Code.

Issue whether tenant at location needs a Promoter’s Permit under Ch 38A of Dallas City Code;

EXHIBIT “J”

Allocation of Purchase Price
Exhibit to Purchase and Sale Agreement

26937327v.2

10723 Composite, Dallas, Dallas County, Texas         $11,000,000.00
10250 Shady Trail, Dallas, Dallas County, Texas     $11,000,000.00
3601 Highway 157 Ft Worth, Tarrant County Texas $4,000,000.00
6440 Southwest Freeway, Houston, Harris County Texas      $11,000,000.00
2711 Majesty Drive, Arlington, Tarrant County, Texas     $4,000,000.00

.

RECEIPT OF CONTRACT AND EARNEST MONEY:

    I, William Woodall, of Title Partners, 5501 LBJ Freeway Suite 200 Dallas, Texas 75240 (the "Title Company") acknowledge receipt of a fully executed contract between RCI Holdings, Inc. a Texas corporation and Duncan Burch, and the deposit of Three Hundred Thousand One Thousand and no/100 ($1000) Dollars earnest money by RCI Holdings, Inc. this day of __________, 202_.

                            __________________________________
Exhibit to Purchase and Sale Agreement

26937327v.2

                            William Woodall

Exhibit to Purchase and Sale Agreement

26937327v.2